Prospectus Supplement No. 3
                                       to
                       Prospectus dated September 20, 1999

                            Smith-Midland Corporation

                        1,785,718 Shares of Common Stock
              100,000 Redeemable Warrants to Purchase Common Stock

         This prospectus supplement supplements our prospectus dated September 20, 1999, as supplemented by Supplement No. 1 dated December 8, 2000 and Supplement No. 2 dated June 8, 2001. The termination date of the Redeemable Warrants as described in the prospectus has, by action of the Board of Directors of Smith-Midland Corporation, been further extended from June 30, 2001 to August 31, 2002.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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            The date of this prospectus supplement is June 26, 2001.